Exhibit (h)(vi)(E)

SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through September 1, 2016 (the “applicable Period”)

Advisory fee limit applicable to each Fund:

Fund	Rate	Limit	Rate after Limit
Direxion S&P 500® DRRC Index Volatility Response Shares	0.45%	0.10%	0.35%

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Net Assets		Net Assets	Rate
0	>	$1,500,000,000	0.75%
$1,500,000,000	>	$2,000,000,000	0.70%
$2,000,000,000	>	$2,500,000,000	0.65%
$2,500,000,000	>	$3,000,000,000	0.60%
$3,000,000,000	>	$3,500,000,000	0.55%
$3,500,000,000	>	$4,000,000,000	0.50%
$4,000,000,000	>	$4,500,000,000	0.45%
$4,500,000,000 and above			0.40%

Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Corporate Bond Bull 3X Shares

Direxion Daily Corporate Bond Bear 3X Shares

Direxion Daily High Yield Bull 3X Shares

Direxion Daily High Yield Bear 3X Shares

Direxion Daily Municipal Bond Bull 3X Shares

Direxion Daily TIPS Bull 3X Shares

Direxion Daily TIPS Bear 3X Shares

Direxion Daily Total Bond Market Bull 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares

Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Basic Materials Bull 3X Shares

Direxion Daily Junior Gold Miners Bull 3X Shares

Direxion Daily Junior Gold Miners Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Silver Miners Bull 3X Shares

Direxion Daily Silver Miners Bear 3X Shares

Direxion Daily Brazil Bull 3X Shares

Direxion Daily Brazil Bear 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily FTSE Europe Bear 3X Shares

Direxion Daily South Korea Bull 3X Shares

Direxion Daily South Korea Bear 3X Shares

Direxion Daily Japan Bull 3X Shares

Direxion Daily Japan Bear 3X Shares

Direxion Daily China A Share Bull 3X Shares

Direxion Daily MSCI European Financial Bull 3X Shares

Direxion Daily MSCI European Financial Bear 3X Shares

Direxion Daily Homebuilders Bull 3X Shares

Direxion Daily Homebuilders Bear 3X Shares

Direxion Daily European Emerging Market Debt Bull 3X Shares

Direxion Daily European Emerging Market Debt Bear 3X Shares

Direxion Daily Euro STOXX 50 Bull 3X Shares

Direxion Daily Euro STOXX 50 Bear 3X Shares

Last Updated: August 13, 2014